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                                   EXHIBIT 5.1







                                 October 5, 1998

PIMCO Advisors Holdings L.P.
800 Newport Center Drive
Newport Beach, California 92660

        RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        I am Chief Operating Officer and General Counsel of PIMCO Advisors Holdings L.P., a Delaware limited partnership ("Holdings"). In that capacity, I have acted as counsel for Holdings in connection with Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (Reg. No. 333-43201) being filed by Holdings with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 6,500,000 units of limited partner interest in Holdings ("Holdings Units") to be issued pursuant to the 1998 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (the "1998 Plan").

        In furnishing this opinion, I, or attorneys under my supervision, have examined such documents, legal opinions and precedents, partnership and other records of Holdings, and certificates of public officials and officers of Holdings as I have deemed necessary and appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

        Subject to the foregoing, I am of the opinion that the Holdings Units to be issued pursuant to the 1998 Plan have been duly authorized, and upon issuance thereof in accordance with the 1998 Plan, will be validly issued, fully paid and nonassessable.

        I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Delaware and the federal law of the United States, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to matters of municipal law or the laws of any other local agencies within the state.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Opinions" in the prospectus included therein.

                                Very truly yours,


                              /s/ KENNETH M. POOVEY
                                  Kenneth M. Poovey



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